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                                                                   EXHIBIT 10.12

                        MASTER FINANCE LEASE AGREEMENT



PARTIES:

1. "The Lessor": DEBIS FINANCIAL SERVICES LIMITED (registered number 2997555) whose registered office is at Marlborough Court, Sunrise Parkway, Linford Wood, Milton Keynes, MK14 6YR (together with its assigns and successors in title).

2. "The Lessee": INDEPENDENT ENERGY UK LIMITED (registered no 3033406) whose registered office is at St. John's Court, 70 St. John's Close, Knowle, Solihull, West Midlands, B93 0NN (together with its permitted assigns and successors in title).
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1.   INTERPRETATION

1.1 In this Master Finance Lease Agreement and in any Equipment Lease Contract (as hereinafter defined) except where the context otherwise requires the following expressions shall have the following meanings:

     "BUSINESS DAY" means a day on which banks in London are open for business

     "COMMENCEMENT DATE" means the date specified in the relevant Equipment Lease Contract as the date on which the Primary Period commences

     "DEFAULT RATE" means the Finance House Base Rate plus 5.00 per cent annum and calculated on a day to day basis

     "EQUIPMENT" means the equipment described in each any and (as the context requires) every Equipment Lease Contract for the time being in force between the Lessor and the Lessee and as may be further referred to in the Acceptance Certificate and all replacements and renewals of such equipment and the component parts thereof and all accessories and additions thereto. References herein to the Equipment shall (where the context so permits) be construed as including a reference to any item thereof.

     "EQUIPMENT LEASE CONTRACT" means any agreement between the Lessor and the Lessee from time to time in force for the leasing of the Equipment specified in such agreement and which is expressed to be an Equipment Lease Contract under this Master Agreement.

     "LESSOR'S COST" means the capital expenditure incurred by the Lessor on the acquisition of the Equipment the amount of which is indicated in the Equipment Lease Contract

     "LOCATION" means the site designated in the Equipment Lease Contract as the location at which the Equipment will be installed

     "MANUFACTURER" means the manufacturer or supplier of the Equipment

     "PERIOD OF HIRE" means the Primary Period and any Secondary Period

     "PRIMARY PERIOD" means the primary period of leasing specified in each Equipment Lease Contract

     "RESIDUAL PERCENTAGE" means in respect of each Equipment Lease Contract the percentage figure stated in that Equipment Lease Contract

     "SECONDARY PERIOD" means the secondary period of leasing commencing on the expiry of the Primary Period and referred to in clause 2.5. below.

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2.   THE HIRE

2.1 If at any time now or hereafter the Lessor and the Lessee shall enter into any Equipment Lease Contract for the leasing by the Lessee of any Equipment the terms of this Master Agreement shall, save insofar as the same may be expressly excluded contradicted or varied by the terms of that Equipment Lease Contract, be incorporated into and govern the Equipment Lease Contract.

2.2 A breach of this Master Agreement or of any Equipment Lease Contract for the time being in force shall be deemed to be a breach of this Master Agreement and of each and every Equipment Lease Contract then in force between the parties hereto.

2.3 Save as otherwise provided in this Master Agreement each Equipment Lease Contract shall with the terms of this Master Agreement by a separate agreement for the leasing of the Equipment therein described, and without prejudice to the generality of the foregoing, sums payable pursuant to or in respect of any Equipment Lease Contract shall be calculated assessed and paid independently of and without regard to any other Equipment Lease Contracts.

2.4 The leasing of the Equipment specified in each Equipment Lease Contract shall commence on the Commencement Date and shall continue for the Primary Period and thereafter for the Secondary Period subject to termination as herein or therein provided.

2.5 Provided that the Lessee has fully complied with all its obligations hereunder and has not committed a breach of this Master Agreement the Lessee may elect to continue to take on lease the Equipment after the expiration of the Primary Period for one or more successive periods of one year (not exceeding the number of years specified in the relevant Equipment Lease Contract) such election to be exercisable by the Lease giving to the Lessor not less than three months prior written notice expiring on or before the last day of the Primary Period or nay extension thereof (as the case may be). No notice once served may be withdrawn or cancelled by the Lessee without the prior consent in writing of the Lessor. In the event of any such extension the provisions of this Master Agreement shall continue in full force and effect save that the rentals then payable shall be at the rates specified for this purpose in the relevant Equipment Lease Contract.

3.   DELIVERY AND INSTALLATION OF EQUIPMENT

3.1 The Lessor hereby appoints the Lessee to be its agent to receive delivery of the Equipment from the Manufacturer and to inspect and to accept or to reject the same. The Lessee shall accept delivery of the Equipment upon notification from the Lessor or the Manufacturer that the Equipment is ready for delivery. If the Lease shall refuse or be unable for any reason to accept delivery within 28 days after the said notification the Lessor shall be entitled to terminate the relevant Equipment Lease Contract and the

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     Lessee shall indemnify the Lessor against any losses or expenses thereby suffered or incurred.

3.2 The Lessee will at its own expense and in sufficient time to facilitate delivery of the Equipment suitably prepare the Location for installation of the Equipment providing all (if any) necessary electrical and other connections fittings and facilities as recommended by the Manufacturer.

3.3 The Lessee shall afford to the manufacturer or its representatives all facilities reasonably required by it to enable delivery and installation of the Equipment to take place and if so required will permit the Lessor to oversee the same.

4.   ACCEPTANCE

4.1 It shall be a precondition to the commencement of lease of each Equipment Lease Contract that the Lessee shall deliver to the Lessor a Certificate of Acceptance signed by the Lessee in the form annexed to the Equipment Lease Contract. Such Certificate shall be in addition to any certificate or acknowledgement that may be received by or given to the Manufacturer and it shall be presumed as between the Lessee and the Lessor that the Equipment was properly and punctually delivered in good repair and satisfactory order and that it has been duly accepted by the Lessee and shall be subject to all the terms and conditions of the leasing hereof.

4.2 If at the request of the Lessee the Lessor shall have acquired an interest in the Equipment or has become liable to the Manufacturer in respect of any Equipment with a view to such Equipment being made the subject of an Equipment Lease Contract the Lessee agrees that if such Equipment is delivered to it before the relevant Equipment Lease Contract is entered into or comes into effect it will hold insure and otherwise deal with such Equipment in all respects as if the Primary Period had commenced.

5.   RENTAL

5.1 The Lessee shall pay to the Lessor in respect of the leasing of Equipment under an Equipment Lease Contract during the Period of Hire the rental and other payments in the amounts and at the intervals specified in such Equipment Lease Contract. Payment shall be due without previous demand or invoice and shall be made so as to be received by the Lessor in cleared funds on its due date. If the date on which any amount is payable by the Lessee shall not be a Business Day such amount shall be paid by the Lessee on the next subsequent day which is a Business Day. Time shall be of the essence in respect of the payment of all sums due hereunder and the Lessee shall be deemed to have repudiated this Master Agreement and all Equipment Lease Contracts if any rental or other payment remains unpaid for 14 days or more after the same becomes due for payment. The Lease shall pay interest on a day-to-day basis at the Default Rate on all amounts overdue until payment thereof and the rights of the Lessor hereunder shall not in any way be affected by any time or other indulgence that the Lessor may grant to the Lessee. Payment shall

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     be made to the Lessor by direct debit or as the Lessor may otherwise direct. Any payment agreed to be made by post shall be at the sole risk of the Lessee.

5.2 For the purposes of this Master Agreement and each Equipment Lease Contract and references to rent or rental shall mean and include:

     5.2.1 the amounts of rent specified in each Equipment Lease Contract adjusted (if applicable) by the provisions of clause 5.3 or 5.4 below; plus

     5.2.2 an amount equal to any costs and expenses involved in any foreign currency exchange, taxes (including VAT) or imposts now or hereafter levied or based, on the said rents, this Master Agreement or the Equipment its use ownership or acquisition and any imposts, taxes, license duties, registration fees and any other charges of a like nature howsoever described or amounts in lieu thereof paid or payable by the Lessor (other than taxes of the Lessor in respect of the overall net profits of the Lessor and other than VAT payable by the Lessor on its purchase of the Equipment unless that VAT is not recoverable)

5.3 If after the date hereof (other than by reason of insufficiency of profits of the Lessor or by virtue of any deliberate or negligent act or omission of the Lessor):

     5.3.1 there is a change in the nature method or basis of taxation or in the interpretation thereof or in the nature or availability of capital allowances applicable to the Lessor in the United Kingdom; and/or

     5.3.2 there is not made available to the Lessor for its accounting period current on the date on which its expenditure on the Equipment is incurred a first year allowance in respect of that expenditure equal to 25 per cent of the whole of the Lessor's Cost; and /or

     5.3.3 for each relevant subsequent accounting period of the Lessor such expenditure (less the said first year allowance and any writing down allowances previously made available to the Lessor for earlier accounting periods in respect of the Lessor's Cost) is not similarly treated as qualifying expenditure incurred by the Lessor; and/or

     5.3.4 for each such subsequent accounting period there is not made available to the Lessor without dispute or delay a writing down allowance in accordance with (Pounds)24(2) of the Capital Allowances Act 1990 at the annual rate specified in the relevant Equipment Lease Contract; and/or

     5.3.5 the Lessor is unable for any reason whatsoever to utilize in full as an allowance in taxing its trade, set off in full against its profits of any description, or surrender in full (by way of group relief) to another member of its group an amount equal to the first year allowance and/or writing down allowance which would be available

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            in any particular accounting period if none of 5.3.2 to 5.3.4 applied in such manner and at such time or times as the Lessor may select; and/or

     5.3.6 the Internal Revenue at any time disallows or withdraws in whole or in part the said first year allowance and/or any such writing down allowance or postpones disputes disallows or withdraws the ability of the Lessor to effect the utilization, set off or (as applicable) surrender referred to in clause 5.3.5; and/or

     5.3.7 any legislation passed after the date hereof requires the accounting period of the Lessor (or, where an amount equal to the writing down allowance has been surrendered by way of group relief to another member of the Lessor's group, that member of the Lessor's group) which is current at the date hereof or any subsequent accounting period to end other than on the same day in the year in which the immediately preceding accounting period ended or alters the date on which tax (of whatever description) is payable by the Lessor or by the member of the Lessor's group; and/or

     5.3.8 there is any change in the rate of corporation tax resulting in that rate differing from that set out in the Equipment Lease Contract (references therein to the rate of corporation tax being to the rate fixed for companies generally and not to the small companies rate);

     and as a result the Lessor's return on its investment in the letting of the Equipment is reduced then the Lessor may after giving to the Lessee not less than 14 days' notice to that effect adjust the rentals not then due but which fall to be paid hereunder during the balance of the Primary Period and/or make a retrospective adjustment to any rentals which have already been paid during the Primary period in each case of such an amount as the Lessor may from time to time certify is necessary to maintain the Lessor's net after-tax return on its investment (calculated by the actuarial after tax method on funds invested from time to time in the lease) at the same level as it would have been if such events had not occurred, such certificate in the absence of manifest error to be conclusive and binding on the Lessee. If any such adjustment takes place after the expiry of the Primary Period or is made to payments of rental already made, it shall be expressed as a single payment of additional rental and be due forthwith on demand.

5.4 The Lessee acknowledges that in circumstances where part V of any Equipment Lease Contract has been completed, the rental payable during the Primary Period of that Equipment Lease Contract will have been calculated by reference to the Finance House Base Rate ("FHBR") and on the assumption that on or about each Rental Payment Date (as hereinafter defined) that rate is the Assumed Rate (as defined in the said Part V). In those circumstances, the following provisions of this clause 5.4 shall apply:

     5.4.1 for the purposes of this clause 'Rental Payment Date' shall mean the date on which each payment of rental falls due for payment in accordance with the provisions of clause 5.1 above and 'Rental Period' shall mean the period commencing on each

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            Rental Payment Date and expiring on the date immediately preceding the next Rental Payment Date;

     5.4.2 subject to the provisions of clause 5.4.4 below on each Rental Payment Date the rentals payable for the Rental Period commencing on that date shall be adjusted by reference to FHBR prevailing at the beginning of each calendar month of that Rental Payment Date in the following manner, that is to say:

     At the beginning of each calendar month of the Period of Hire the FHBR in force on that day shall be ascertained, and if the FHBR is lower than or higher than the Assumed Rate of interest then the rentals shall be adjusted by multiplying the capital outstanding at the time and on each day in the month thereafter (as conclusively shown by debis Financial Services Limited's records) by the difference between the FHBR and the Assumed Rate and dividing the result by 365. Such calculation shall be made on each day of the month.

     The net result of all such variations (if any) shall then be charged or refunded (as the case may be) to the Lessee at intervals of six calendar months commencing six months after the commencement of the Period of Hire. In addition, if this Master Agreement or any Equipment Lease Contract expires or terminates for any reason on a date which is not six months after the commencement of the Period of Hire or a six monthly anniversary of it, the net result of such variations from the commencement of the Period of Hire (or, if later, the last preceding six monthly anniversary) shall be charged or refunded (as the case may be) to the Lessee on the date of such expiry or termination. Variations shall bear Value Added Tax at the applicable rate. All sums due from the Lessee hereunder shall be treated as sums due under this Master Agreement.

     5.4.3 no account shall be taken of any reduction in FHB$R below the Minimum Rate (as specified in Part V of the relevant Equipment Lease Contract).

5.5 Any payments made by the Lessee to the Lessor or recovered in respect of the liabilities of the Lessee under this Master Agreement may be appropriated by the Lessor in or towards satisfaction of any sums due and owing to the Lessor hereunder notwithstanding that the Lessee may have purported to appropriate such payments in some other way and the Lessor may also appropriate any such payment in part towards any sums which are due hereunder and in part t6owards satisfaction of any sums due by the Lessee to the Lessor otherwise than under this Master Agreement.

6.   QUALIFYING PURPOSE

6.1  The Lessee covenants with the Lessor that:

     6.1.1 the Equipment will be used for a qualifying purpose in the requisite period within the meaning of s 39 of the Capital Allowances Act 1990 and will not at any time in that period be used for any other purpose (including being leased to a `non-

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            resident' otherwise than by `permitted leasing' (as such expressions are defined in the Capital Allowances Act 1990, s 50).

     6.1.2 it will within 90 30 days (or such longer period as may be specified) furnish to the Lessor and to any other person who may be empowered by law to require the same such information records or other documents as may be required of the Lessee which the Lessee has or can reasonably obtain about the leasing of the Equipment or the use to which it is or has been put.

7.   LESSEE'S COVENANTS

7.1  The Lessee undertakes and agrees:

            Care of the Equipment
     7.1.1 to take all reasonable and proper care of the Equipment and keep the same in good and serviceable condition (reasonable fair wear and tear excepted) and to indemnify the Lessor against loss of or damage to the Equipment howsoever caused;

            Maintenance
     7.1.2 to carry out all periodical or other maintenance requirements in respect of the Equipment prescribed by the Manufacturer's written instructions or any written instructions from the Lessor with all due care in accordance with any such instructions and at the recommended time or times;

            Manuals
     7.1.3 to ensure that any instructions or manuals supplied by the Manufacturer for use of the Equipment are or will prior to the Equipment being brought into use be fully understood and will be observed by the Lessee and any person who will be responsible for the use of the same;

            Safety
     7.1.4 to take such further steps as may be properly recommended by the Manufacturer or may otherwise be necessary to ensure that the Equipment will be safe and without risks to health and safety when properly used by the Lessee or authorised users;

            Health and Safety at Work etc Act 1974
     7.1.5 (to the extent relevant) forthwith to comply in all respects with the requirements of any improvement or prohibition notice served on the Lessee is respect of or relating to the use of the Equipment under the Health and Safety at Work etc Act 1974 or any statutory modification or re-enactment for the time being thereof (except only insofar as the effect of the notice is suspended on the making of an appeal against the same in accordance with the provisions of that
            Act);

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            Licenses
     7.1.6 to obtain effect and keep effective all permissions licenses and permits which may from time to time be required in connection with the business of the Lessee and the use of the Equipment at the premises where it is situated and to comply with all statutes and other obligations of all kinds in relation to the Equipment and the use thereof and at its own expense to add to or to install with the Equipment any safety or other equipment required by any applicable law or regulation to be so added or installed for the use or operation of the Equipment;

            Operation of equipment
     7.1.7 only to operate the Equipment and to permit the Equipment to be operated in a skillful and proper manner and by persons who are competent to operate such goods;

            Alterations
     7.1.8 not to make or cause or permit to be made any alteration modification or addition to the Equipment without the Lessor's prior consent in writing (unless such alteration or modification is to give effect to an improvement in design or technology approved by the Manufacturer) and that any such alteration or modification of whatsoever kind shall belong to and become the property of the Lessor and part of the Equipment;

            Storage
     7.1.9 to keep the Equipment suitably housed or (if vehicles) garaged and in particular to keep the Equipment in conformity with any statutory requirements from time to time applicable thereto;

            Access
    7.1.10 to permit the Lessor and any persons duly authorised by the Lessor to enter on any land or premises in which the Equipment is for the time being sited so as to inspect and/or repair the Equipment;

            Distress
    7.1.11 not by any act or default to render the Equipment liable to any distress execution or other legal process or suffer the appointment or the presentation of a petition for the appointment of an Administrator under the provisions of Part II of the Insolvency Act 1986;

            Usage
    7.1.12 not to use or permit the Equipment to be used in contravention of any statutory provision or regulation or in any way contrary to law or for any purpose for which the Equipment is not designed or reasonably suitable;

            Removal of equipment

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    7.1.13  not to remove the Equipment from the Location and to notify the
            Lessor in writing of any change in the Lessee's address and upon the request of the Lessor to inform the Lessor in writing of the whereabouts of the Equipment;

            Payment of fees and taxes
    7.1.14 punctually to pay all rents rates taxes and other outgoings payable in respect of the Location and any other premises in which with the consent of the Lessor the Equipment may be housed and all license fees duties and registration charges payable in respect of the Equipment and to produce to the Lessor on request receipts for such payments;

            Prohibition on dealings
    7.1.15 not to sell or offer for sale assign mortgage pledge sub-let or lend out the Equipment or in any way part with the Equipment or any interest therein but to keep the Equipment in its own possession legal and physical or under its control and to prevent the creation of any charge or lien thereon provided that the Lessee may with the consent of the Lessor (such consent not to be unreasonably withheld) temporarily part with possession of the Equipment for the purposes of carrying out maintenance and repairs and provided further that such consent shall not be required in the case of emergency repairs to the Equipment or in the case of routine maintenance;

            Mortgagees' interests
    7.1.16 to procure that by the terms of any mortgage charge or debenture (whether specific or floating) of or in respect of the Lessee's assets or any premises in which the Equipment may be installed or stored no rights whether present future or contingent are created or become exercisable in respect of the Equipment notwithstanding that the Equipment may be or have become a fixture thereof. The Lessee acknowledges the right on the part of the Lessor to notify any mortgagee or chargee from time to time of the Lessee's assets of the existence of this Master Agreement and of such of its terms as the Lessor shall consider appropriate;

            Plates
    7.1.17 if requested by the Lessor to affix or cause to be affixed to the Equipment or any separate part or parts thereof requested by the Lessor plates or other forms of marking indicating in terms approved by the Lessor that the Equipment is the property of the Lessor and is on lease to the Lessee. The Lessee shall ensure that such Plates remain so affixed and that the same are conspicuous and are at no time removed obligated defaced or covered up;

            Ownership
    7.1.18 that the Equipment shall remain the property of the Lessor (notwithstanding that it may have become affixed or attached to any land or building) and that the Lessee shall have no right or interest therein otherwise than as Lessee and shall at no time

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            do or permit to be done any act or thing which might prejudice or jeopardise the rights of the Lessor in and to the Equipment.

7.2 The Lessee hereby expressly further warrants and represents to the Lessor that:

     7.2.1 the Lessee has entered into this Master Agreement and will enter into each Equipment Lease Contract in the course of and for the purpose of the business or profession carried on by the Lessee and that the Lessee is accordingly not to be treated as a `consumer' within the meaning of s 12 of the Unfair Contract Terms Act 1977;

     7.2.2 so far as is practicable for the Lessee to do, it has satisfied itself that the Manufacturer has carried out or will carry out prior to the use thereof by the Lessee all necessary tests and examinations to ensure that the Equipment is designed and constructed so as to be safe and without risks to health when properly used by the Lessee or authorised users;

     7.2.3 the Lessee has and will have full power authority and right and has taken or will take all corporate and other action necessary to enter into and carry out its obligations under the Master Agreement and each Equipment Lease Contract.

8.   INSURANCE

8.1 The Lessee shall throughout the Period of Hire or (if longer) for so long as the Equipment remains in its possession or under its control (without prejudice to any liability of the Lessee to the Lessor) at its own expense insure the Equipment with the insurance company named in the Equipment Lease Contract against all loss or damage and also against all risks of third party liability arising out of the ownership presence or use of the Equipment in an amount equal to whichever is the greater of:

     8.1.1  the full new replacement value of the Equipment; and

     8.1.2 the amount from time to time payable on termination of the leasing of the Equipment calculated in accordance with the provisions of clause 10.2.3 below.

8.2 The lessee will upon request by the Lessor at any time produce to the Lessor every such policy of insurance and the receipt for the current year's premium. If the Lessee shall fail to keep the Equipment insured as aforesaid to the satisfaction of the Lessor or to produce any such policy or receipt as aforesaid the Lessor shall be entitled at the expense of the Lessee to insure the Equipment and keep it so insured during the period mentioned above and the Lessee will pay to the Lessor on demand any sums expended by the Lessor for such purpose with interest at the Default Rate from the time of the same having been expended until the date of actual repayment.

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8.3  The interest of the Lessor in the Equipment shall be noted on the policy of insurance which policy shall:

     8.3.1  name the Lessor as loss payee;

     8.3.2 not be capable of cancellation by the insurers (at the request of the Lessee or otherwise) other than by 30 days' prior notice in writing to the Lessor;

     8.3.3 provide that the insurers shall waive any breach of warranty under the policy of insurance as against the Lessor.

8.4 The Lessee shall (so far as necessary) irrevocably authorise the insurers to pay to the Lessor all monies payable under the said insurance policy in respect of any loss or damage to all or any part of the Equipment. The Lessee hereby irrevocably authorises the Lessor:

     8.4.1 in the name and on behalf of the Lessee to make any claim or claims against the insurers under the said insurance policy in respect of any loss of or damage to the Equipment or any part thereof and to settle or compromise such claim; and

     8.4.2 to receive and to give a good discharge to the insurers for any monies payable in respect thereof.

8.5 The Lessee shall not use or allow the Equipment to be used for any purpose not permitted by the terms and conditions of any policy of insurance for the time being relating to the Equipment nor do or allow to be done any act or thing whereby such insurance may be invalidated.

8.6 In the event of any loss of or damage to all or any part of the Equipment the Lessee shall give immediate notice to the Lessor and shall make or assist in the making of any appropriate claim or claims under the said insurance policy in such manner as the Lessor shall require and shall not in any manner settle or compromise any such claim except at the written request of the Lessor.

8.7 The Lessee shall promptly reinstate or repair at its own expense Equipment which has not become a total loss or a constructive total loss and shall continue to pay rental in respect of such Equipment during such reinstatement or repair. All insurance monies received in respect of any such loss shall be applied firstly in or towards payment to the Lessor of any amounts for the time being due and outstanding from the Lessee to the Lessor hereunder and secondly in or towards reimbursing the Lessee for the costs of such reinstatement or repairs.

8.8 In the event that any item of the Equipment (`the Destroyed Equipment') shall become a total loss or a constructive total loss (whether as a result of its being lost destroy damaged

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     beyond repair confiscated or otherwise) the Lessee shall pay to the Lessor upon demand an amount equal to the aggregate of:

     8.8.1 all payments of rental and all other monies then due or in arrear under the relevant Equipment Lease Contract in respect of or attributable to the Destroyed Equipment together with interest thereon at the Default Rate as provided for in clause 13.8; and

     8.8.2 all other sums and amounts due hereunder in respect of the Destroyed Equipment in questions including a sum equal to that payable under clause 10.2.3 below in respect of the termination of the leasing of the Destroyed Equipment.

8.9 Follow ing payment by the Lessee of the amounts referred to in clause 8.8 above the Residual Percentage of any insurance proceeds received by the Lessor in respect of the Destroyed Equipment under clause 8.8.2 shall be paid to the Lessee by way of rebate of rentals and the leasing of such item of the Equipment shall termination but without prejudice to the Lessor's rights against the Lessee and until payment by the Lessee of the said amount all the rights of the Lessor (including the right to receive rental in respect of the Destroyed Equipment) and the obligations of the Lessee hereunder shall continue.

8.10 The Lessee shall indemnify the Lessor against any loss liability damage cost expense or demand which the Lessor shall notify the Lessee that the Lessor will suffer or has suffered as a result of any such payment to the Lessee as is referred to in clause 8.9 not being allowed as a trading expense in computing for tax purposes the chargeable profits of the Lessor.

9  WARRANTIES RELATING TO THE EQUIPMENT

9.1 The Lessor will use its best endeavours for the term of the relevant Equipment Lease Contract to extend to the Lessee or enforce on its behalf the benefit of any guarantee condition or warranty which may have been given to the Lessor by the Manufacturer or otherwise implied in favour of the Lessor.

9.2 Any such guarantee condition or warranty shall only be extended to the Lessee or enforced on its behalf on terms that the Lessee shall fully indemnify the Lessor to the satisfaction of the Lessor against all costs claims damages and expenses incurred or to be incurred in connection with the enforcement thereof or the making of any claim thereunder.

     EQUIPMENT LEASE CONTRACT

     NO:  1278


AND made pursuant to a Master Finance Lease Agreement dated 17th June 1997 made between Lessor (1) and Lessee (2) (`Master Lease Agreement')

PARTIES:

1.  `LESSOR':  DEBIS FINANACIAL SERVICES LIMITED (registered number
               2997555) of Marlborough Court, Sunrise Parkway, Linford Wood, Milton Keynes, MK14 6YR.

2.  `LESSEE':  INDEPENDENT ENERGY UK LIMITED (registered number
               3033406) of St. John's Court, 70 St. John's Close, Knowle, Solihull, West Midlands B93 0NN.

OPERATIVE PROVISIONS:

(a) The Lessor hereby agrees to let and the Lessee agrees to take on lease the Equipment described in Part I below on the terms set out below and incorporated herein.

(b) All the terms of the Master Lease Agreement shall apply to and form part of this Equipment Lease Contract as if the same were set out completely herein. In the event of a conflict between the conditions contained in the Master Lease Agreement and the conditions contained in this Equipment Lease Contract the conditions contained herein shall prevail.

PART I EQUIPMENT

1.   THE EQUIPMENT:

     Type          Model         Quantity   Description        Serial Numbers

     Stewart &     2416G-2000    5 New      2,000 KW           KR60RST114-1-B
     Stevenson                              Natural Gas        HR60RST46-1-B
                                            Generator Systems  HR60RST47-1-B
                                                               LR60RST135-1-B
                                                               LR60RST136-1-B

2.  Location of Equipment (`Location'):  Trumfleet, Nr. Doncaster

3. Name and address of Supplier (`Manufacturer'): Stewart & Stevenson Services, Inc., 2707 North Loop West, P.O. Box 1637, Houston 77008, Texas, United States of America

4.  Name and address of Insurers:  Marsh & McLennan Marine & Energy Ltd

5.  Insurance Policy details:
     Policy No:
     Expiry Date:  31st July 1997

6.  Capital Expenditures (`Lessor's Cost'): GBP4,383,326.40 plus VAT of
                                            (Pounds)822,296.49  Total
                                            (Pounds)5,205,622.89 (all figures
                                            converted from US Dollars at the
                                            prevailing rate of USD1.6420/
                                            (Pounds)1 on 19th June 1997

PART II PERIOD OF HIRE

7. Commencement Date: 17th June 1997 or if later the date of signature of the Acceptance Certificate

8.   Primary Period:  84 months

9.   Secondary Period:

PART III RENTAL

10.  Primary Rental Periods:  Initial Rental of   (Pounds)306,832.85 plus VAT of
(Pounds)53,695.75  Total  (Pounds)360,528.60

     followed by 6 monthly rentals of   (Pounds)31,422.97 plus VAT
     followed by 78 monthly rentals of   (Pounds)69,734.47 plus VAT

11.  Frequency:  monthly (in arrears)

12.  Date of First Payment:    23rd July 1997

13. Secondary Period Rental: 0.25% of Capital Cost (i.e. (Pounds)10,958.32 plus VAT)

14.  Frequency:  annually (in advance)

15.  Place of Rental Payment:
                    Bank:         National Westminster Bank Plc
                    Sort Code:    60-14-55
                    Account No.:  81369778
                    Account Name: debis Financial Services Ltd

16.  Residual Percentage of net sale proceeds:  95%

     Value Added Tax: All rental payments will carry VAT at the rate applicable on their due dates. In order to provide evidence of input tax, periodic VAT invoices will be supplied by the Lessor. Lessor's VAT registration no. 650 6886 13.

PART IV TAX ASSUMPTIONS

17.  The Rental for the Primary Period is calculated assuming:

     a rate of Corporation Tax of 33%

     a first year allowance of 25% and thereafter an annual writing down allowance of 25%

18. The Lessee acknowledges that the Equipment includes assets in respect of which an election can be made under s 37 of the Capital Allowances Act 1990. Accordingly there shall deemed to be included in clause 5.3 of the Master Lease Agreement as an additional tax assumption the following:

     5.3.9 a balancing allowance is not made available to the Lessor in the accounting period of the Lessor during which the Primary Period comes to an end equal to the Lessor's Cost less only the cumulative writing down allowance claimed prior to that year and the proceeds (if any) arising on disposal

PART V INTEREST RATE FLUCTUATIONS

19.  Assumed Rate of interest:  N/A %

20.  Minimum Rate of interest:  N/A %

     Where this Part V has been completed the provisions of clause 5.4 of the Master Lease Agreement shall apply

AS WITNESS this Agreement has been signed for and on behalf of the parties hereto the day and year below written.


Signed
      -----------------------------------------
For and on behalf of INDEPENDENT ENERGY UK LIMITED

(duly authorised to sign)


Witness
       -----------------------------------------
Name
       -----------------------------------------
Address
       -----------------------------------------

       -----------------------------------------

       -----------------------------------------
Occupation
           -------------------------------------
Signed:
       -----------------------------------------

For and on behalf of DEBIS FINANCIAL SERVICES LIMITED

DATED:              1997

                                    ANNEXURE

                             ACCEPTANCE CERTIFICATE

Forming party of Equipment Lease Contract numbered 1278 and dated       1997
between (`the Owner') DEBIS FINANCIAL SERVICES LIMITED and (`the Lessee') INDEPENDENT ENERGY UK LIMITED

The Lessee hereby warrants and certifies that the Equipment:

        1 has been received and delivered and is the Equipment comprised in the Equipment Lease Contract;

        2 has been examined and is complete, in good condition and working order;

        3 for the purposes of all relevant Safety legislation is considered to be safe for use when used in accordance with the Manufacturer's instructions and all required safety apparatus has been installed or supplied;

        4 is, in consequence of the foregoing, accepted for the purpose of the Equipment Lease Contract and generally.

The Lessee further acknowledges that it shall have no rights whatsoever against the Owner by reason of or in any way arising out of any failure by the Manufacturer to comply with any obligation owed by the Manufacturer to the Lessee or to the Owner.


SIGNED BY OR ON BEHALF OF THE LESSEE



-------------------------------------------


Dated:
      -------------------------------------
(duly authorised to sign)